Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Third-Quarter 2017 Financial Results

News Summary:

•
Third-quarter revenue was $16.1 billion. Excluding McAfee, revenue was up 6 percent year-over-year and data-centric* businesses grew 15 percent year-over-year. The data center, Internet of Things and memory businesses all achieved record revenue.

•	Record operating income and record earnings per share (EPS), driven by strong data-centric growth, expanding operating margins and gains on the sale of equity investments.

•
Raised full-year business outlook for the third consecutive quarter. Full-year revenue outlook raised by $700 million to $62 billion; full-year GAAP EPS outlook raised by $0.27 to $2.93 and non-GAAP EPS by $0.25 to $3.25.

SANTA CLARA, Calif., October 26, 2017 -- Intel Corporation today reported third-quarter 2017 financial results.

"We executed well in the third quarter with strong results across the business, and we’re on track to a record year,” said Brian Krzanich, Intel CEO. “I’m excited about our progress and our future. Intel’s product line-up is the strongest it has ever been with more innovation on the way for artificial intelligence, autonomous driving and more.”

“In the third quarter, we delivered record earnings, exceeded our EPS expectations, and increased our profit expectations for the full year,” said Bob Swan, Intel CFO. “We feel great about Intel's transformation and where we are nine months into our three year plan.”

Q3 2017 Financial Highlights

	GAAP			Non-GAAP
	Q3 2017	Q3 2016	vs. Q3 2016	Q3 2017	Q3 2016	vs. Q3 2016
Revenue ($B)	$16.1	$15.8	up 2%	$16.1^	$15.8^	up 2%
Gross Margin	62.3%	63.3%	down 1 pt	63.9%	64.8%	down 0.9 pts
R&D and MG&A ($B)	$4.9	$5.1	down 4%	$4.8	$5.1^	down 6%
Operating Income ($B)	$5.1	$4.5	up 15%	$5.6	$5.1	up 8%
Tax Rate	23.8%	21.8%	up 2 pts	23.8%^	21.8%^	up 2 pts
Net Income ($B)	$4.5	$3.4	up 34%	$4.8	$3.9	up 25%
Earnings Per Share	$0.94	$0.69	up 36%	$1.01	$0.80	up 26%

In the third quarter, the company generated approximately $6.3 billion in cash from operations, paid dividends of $1.3 billion, and used $1.1 billion to repurchase 31 million shares of stock.

*Data-centric businesses include DCG, IOTG, NSG, PSG, and All Other.
^ No adjustment on a non-GAAP basis.

Business Unit Summary

Key Business Unit Revenue and Trends
	Q3 2017	vs. Q3 2016
Client Computing Group	$8.9 billion	flat
Data Center Group	$4.9 billion	up	7%
Internet of Things Group	$849 million	up	23%
Non-Volatile Memory Solutions Group	$891 million	up	37%
Programmable Solutions Group	$469 million	up	10%

In the third quarter, Intel saw strength across the business. The data center, Internet of Things and memory businesses all achieved record quarterly revenue, and Intel extended its performance leadership with the launches of 8th Gen Intel® Core™ and Intel® Xeon® Scalable processors. Intel's FPGA business, the Programmable Solutions Group, is experiencing strong momentum, winning designs with automotive and cloud service provider customers that advance Intel's position in artificial intelligence. The company also furthered its autonomous driving efforts with exciting customer wins and the completion of the Mobileye* tender offer, four months earlier than expected.
Additional information regarding Intel’s results can be found in the Q3'17 Earnings Presentation available at: www.intc.com/results.cfm.

* Mobileye results are reported within "All Other".

Business Outlook

Intel's guidance for the fourth-quarter and full-year 2017 include both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.
Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after October 26, 2017. Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Q4 2017	GAAP	Non-GAAP	Range
Revenue	$16.3 billion	$16.3 billion ^	+/- $500 million
Gross margin percentage	61%	63%	+/- a couple pct. pts.
R&D plus MG&A spending	$5.1 billion	$5.1 billion ^	approximately
Restructuring and other charges	$0	$0 ^	approximately
Amortization of acquisition-related intangibles included in operating expenses	$50 million	$0	approximately
Impact of equity investments and interest and other, net	$100 million	$100 million ^	approximately
Depreciation	$1.8 billion	$1.8 billion ^	approximately
Operating income	$4.8 billion	$5.2 billion	approximately
Tax rate	22%	22% ^	approximately
Earnings per share	$0.80	$0.86	+/- 5 cents

Full-Year 2017	GAAP	Non-GAAP	Range
Revenue	$62.0 billion	$62.0 billion ^	+/- $500 million
Operating income	$17.3 billion	$18.8 billion	approximately
Earnings per share	$2.93	$3.25	+/- 5 cents
Full-year capital spending	$11.5 billion	$11.5 billion ^	+/- $500 million

Earnings Webcast

Intel will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its third quarter of 2017. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com/results.cfm. The Q3'17 Earnings Presentation, webcast replay, and audio download will also be available on the site.

Intel plans to report its earnings for the fourth quarter of 2017 on January 25, 2018 promptly after close of market, and related materials will be available at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:00 p.m. PDT at www.intc.com.

^ No adjustment on a non-GAAP basis.

Forward-Looking Statements

Intel’s Business Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. All forward-looking statements included in this news release are based on management's expectations as of the date of this earnings release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, sanctions and tariffs, and the United Kingdom referendum to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock repurchase program may fluctuate based on Intel's priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments—and because of changes in cash flows or changes in tax laws.

•
Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•	Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions.

Additional information regarding these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

About Intel

Intel (NASDAQ: INTC) expands the boundaries of technology to make the most amazing experiences possible. Information about Intel can be found at newsroom.intel.com and intel.com.

Intel, the Intel logo, Intel Core, Intel Optane, and Xeon are trademarks of Intel Corporation or its subsidiaries in the U.S. and/or other countries. Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA

	Three Months Ended		Nine Months Ended
(In Millions, Except Per Share Amounts)	Sep 30, 2017	Oct 1, 2016	Sep 30, 2017	Oct 1, 2016
NET REVENUE	$16,149	$15,778	$45,708	$43,013
Cost of sales	6,092	5,795	17,406	16,927
GROSS MARGIN	10,057	9,983	28,302	26,086
Research and development	3,223	3,069	9,824	9,460
Marketing, general and administrative	1,666	2,006	5,624	6,239
R&D AND MG&A	4,889	5,075	15,448	15,699
Restructuring and other charges	4	372	189	1,786
Amortization of acquisition-related intangibles	49	74	124	253
OPERATING EXPENSES	4,942	5,521	15,761	17,738
OPERATING INCOME	5,115	4,462	12,541	8,348
Gains (losses) on equity investments, net	846	(12)	1,440	488
Interest and other, net	(31)	(132)	336	(340)
INCOME BEFORE TAXES	5,930	4,318	14,317	8,496
Provision for taxes	1,414	940	4,029	1,742
NET INCOME	$4,516	$3,378	$10,288	$6,754

BASIC EARNINGS PER SHARE OF COMMON STOCK	$0.96	$0.71	$2.19	$1.43
DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.94	$0.69	$2.12	$1.39

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,688	4,734	4,707	4,728
DILUTED	4,821	4,877	4,849	4,872

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA

(In Millions)	Sep 30, 2017	Dec 31, 2016
CURRENT ASSETS
Cash and cash equivalents	$9,075	$5,560
Short-term investments	1,446	3,225
Trading assets	6,983	8,314
Accounts receivable, net	5,954	4,690
Inventories
Raw materials	1,115	695
Work in process	3,965	3,190
Finished goods	1,849	1,668
	6,929	5,553
Assets held for sale	—	5,210
Other current assets	2,767	2,956
TOTAL CURRENT ASSETS	33,154	35,508

Property, plant and equipment, net	39,472	36,171
Marketable equity securities	6,059	6,180
Other long-term investments	3,844	4,716
Goodwill	24,389	14,099
Identified intangible assets, net	13,058	9,494
Other long-term assets	7,112	7,159
TOTAL ASSETS	$127,088	$113,327

CURRENT LIABILITIES
Short-term debt	$4,142	$4,634
Accounts payable	3,554	2,475
Accrued compensation and benefits	2,805	3,465
Accrued advertising	892	810
Deferred income	1,706	1,718
Liabilities held for sale	—	1,920
Other accrued liabilities	7,590	5,280
TOTAL CURRENT LIABILITIES	20,689	20,302

Long-term debt	27,498	20,649
Long-term deferred tax liabilities	2,943	1,730
Other long-term liabilities	4,152	3,538

TEMPORARY EQUITY	870	882

Stockholders' equity
Preferred stock	—	—
Common stock and capital in excess of par value	26,547	25,373
Accumulated other comprehensive income (loss)	1,610	106
Retained earnings	42,779	40,747
TOTAL STOCKHOLDERS' EQUITY	70,936	66,226
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$127,088	$113,327

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION

(In Millions)	Q3 2017	Q3 2016
CASH INVESTMENTS:
Cash and short-term investments	$10,521	$8,022
Trading assets	6,983	9,747
Total cash investments	$17,504	$17,769

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$1,530	$1,553
Deferred income from software, services and other	176	171
Total current deferred income	$1,706	$1,724

SELECTED CASH FLOW INFORMATION:
Operating activities:
Depreciation	$1,690	$1,543
Share-based compensation	$326	$324
Amortization of intangibles	$365	$385
Investing activities:
Additions to property, plant and equipment	$(2,979)	$(2,463)
Acquisitions, net of cash acquired	$(14,496)	$(532)
Proceeds from divestitures	$2,200	$—
Investments in non-marketable equity investments	$(101)	$(230)
Financing activities:
Repayment of debt	$(1,002)	$—
Repurchase of common stock	$(1,093)	$(457)
Proceeds from sales of common stock to employees	$231	$497
Issuance of long-term debt, net of issuance costs	$638	$—
Payment of dividends to stockholders	$(1,278)	$(1,231)

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding - basic	4,688	4,734
Dilutive effect of employee equity incentive plans	34	47
Dilutive effect of convertible debt	99	96
Weighted average shares of common stock outstanding - diluted	4,821	4,877

STOCK BUYBACK:
Shares repurchased	29	13
Cumulative shares repurchased (in billions)	4.9	4.8
Remaining dollars authorized for buyback (in billions)	$13.2	$7.3

OTHER INFORMATION:
Employees (in thousands)	102.0	105.6

INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS

	Three Months Ended			Nine Months Ended
(In Millions)	Sep 30, 2017	Jul 1, 2017	Oct 1, 2016	Sep 30, 2017	Oct 1, 2016
Net Revenue
Client Computing Group
Platform	$8,132	$7,634	$8,258	$23,163	$22,395
Other	728	579	634	1,886	1,384
	8,860	8,213	8,892	25,049	23,779
Data Center Group
Platform	4,439	4,026	4,164	12,344	11,589
Other	439	346	378	1,138	979
	4,878	4,372	4,542	13,482	12,568
Internet of Things Group
Platform	680	614	605	1,926	1,673
Other	169	106	84	364	239
	849	720	689	2,290	1,912
Non-Volatile Memory Solutions Group	891	874	649	2,631	1,760
Programmable Solutions Group	469	440	425	1,334	1,249
All Other	202	144	581	922	1,745
TOTAL NET REVENUE	$16,149	$14,763	$15,778	$45,708	$43,013
Operating income (loss)
Client Computing Group	$3,600	$3,025	$3,327	$9,656	$7,123
Data Center Group	2,255	1,661	2,110	5,403	5,639
Internet of Things Group	146	139	191	390	403
Non-Volatile Memory Solutions Group	(52)	(110)	(134)	(291)	(453)
Programmable Solutions Group	113	97	78	302	(184)
All Other	(947)	(985)	(1,110)	(2,919)	(4,180)
TOTAL OPERATING INCOME	$5,115	$3,827	$4,462	$12,541	$8,348

In the third quarter of 2017, Intel completed its tender offer for the outstanding ordinary shares of Mobileye B.V. (Mobileye), formerly known as Mobileye N.V. In the second quarter of 2017, Intel completed the planned divestiture of Intel Security Group (ISecG). The results are reported within the "All Other" category.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

•
Client Computing Group. Includes platforms designed for notebooks, 2 in 1 systems, desktops (including all-in-ones and high-end enthusiast PCs), tablets, phones, wireless and wired connectivity products, and mobile communication components.

•
Data Center Group. Includes workload-optimized platforms for compute, storage, and network functions and related products designed for enterprise, cloud, and communication infrastructure market segments.

•
Internet of Things Group. Includes platforms designed for Internet of Things market segments, including retail, transportation, industrial, video, buildings and smart cities, along with a broad range of other market segments.

•	Non-Volatile Memory Solutions Group. Includes Intel® Optane™ SSD products and NAND flash memory products primarily used in solid-state drives.

•
Programmable Solutions Group. Includes programmable semiconductors primarily field-programmable gate array (FPGAs) and related products for a broad range of market segments, including communications, data center, industrial, military, and automotive.

We have sales and marketing, manufacturing, engineering finance, and administration groups. Expenses for these groups are generally allocated to the operating segments and the expenses are included in the following operating results.
All other category includes revenue, expenses, and charges such as:

•	results of operations from non-reportable segments;

•	amounts included within restructuring and other charges;

•	a portion of profit-dependent compensation and other expenses not allocated to the operating segments;

•	historical results of operations of divested businesses;

•	results of operations of start-up businesses that support our initiatives, including our foundry business; and

•	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.
A substantial majority of our revenue is generated from the sale of platforms. Platforms incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multi-chip package. Our remaining primary product lines are incorporated in "other."

INTEL CORPORATION

Supplemental Platform Revenue Information

	Q3 2017	Q3 2017	Q3 YTD 2017
	compared to Q2 2017	compared to Q3 2016	compared to Q3 YTD 2016
Client Computing Group Platform
Unit Volumes	5%	(7)%	(3)%
Average Selling Prices	1%	7%	7%

Data Center Group Platform
Unit Volumes	10%	4%	3%
Average Selling Prices	—%	2%	3%

Client Computing Group Notebook and Desktop Platform Key Drivers

	Q3 2017	Q3 YTD 2017
	compared to Q3 2016	compared to Q3 YTD 2016
Notebook platform volumes	1%	5%
Notebook platform average selling prices	—%	4%
Desktop platform volumes	(6)%	(4)%
Desktop platform average selling prices	—%	—%

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using an appropriate tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

•
Revenue and gross margin: Non-GAAP financial measures exclude the impact of the deferred revenue write-down, amortization of acquisition-related intangible assets that impact cost of sales, and the inventory valuation adjustment.

◦
Deferred revenue write-down: Sales to distributors are made under agreements allowing for subsequent price adjustments and returns and are deferred until the products are resold by the distributor. Business combination accounting principles require us to write down to fair value the deferred revenue assumed in our acquisitions as we have limited performance obligations associated with this deferred revenue. Our GAAP revenues and related cost of sales for the subsequent reselling by distributors to end customers after an acquisition do not reflect the full amounts that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments made in the first quarter of 2016 eliminate the effect of the deferred revenue write-down associated with our acquisition of Altera. We believe these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of our business.

◦
Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of sales exclude the expected profit margin component that is recorded under business combination accounting principles associated with our acquisitions of Mobileye and Altera. We believe the adjustments are useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

•
R&D plus MG&A spending: Non-GAAP R&D plus MG&A spending excludes the impact of other charges associated with the acquisitions of Mobileye and Altera. These charges primarily include bankers fees, compensation-related costs, and valuation charges for stock-based compensation incurred related to the acquisitions. We believe these adjustments are useful to investors as an additional means to reflect the spending trends of our business.

Restructuring and other charges: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with the Intel Security Group divestiture. We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Gains or losses from divestiture: We recognized a gain in the second quarter of 2017 as a result of our divestiture of the Intel Security Group. We have excluded this gain for purposes of calculating certain non-GAAP measures. We believe making these adjustments facilitate a better evaluation of our current operating performance and comparisons to past operating results.
Gross cash and other longer term investments: We reference non-GAAP financial measures of gross cash and other longer term investments, which are used by management when assessing our sources of liquidity and capital resources. We believe these non-GAAP financial measures are helpful to investors in understanding our capital structure and how we manage our resources.

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q4 2017 Outlook		Full-Year 2017 Outlook

GAAP GROSS MARGIN PERCENTAGE	61%	+/- a couple pct. pts.
Amortization of acquisition-related intangibles	2%
NON-GAAP GROSS MARGIN PERCENTAGE	63%	+/- a couple pct. pts.

GAAP AMORTIZATION OF ACQUISITION-RELATED INTANGIBLES IN OPERATING EXPENSES (In Millions)	$50	approximately
Amortization of acquisition-related intangibles	(50)
NON-GAAP AMORTIZATION OF ACQUISITION-RELATED INTANGIBLES IN OPERATING EXPENSES	$—	approximately

GAAP OPERATING INCOME (In Billions)	$4.8	approximately	$17.3	approximately
Inventory valuation	—		$0.1
Amortization of acquisition-related intangibles	0.3		$1.1
Restructuring and other charges	—		$0.2
Other acquisition-related charges	—		$0.1
NON-GAAP OPERATING INCOME	$5.2	approximately	$18.8	approximately

GAAP EARNINGS PER SHARE	$0.80	+/- 5 cents	$2.93	+/- 5 cents
Inventory valuation	0.01		0.01
Amortization of acquisition-related intangibles	0.07		0.23
Restructuring and other charges	—		0.04
Other acquisition-related charges	—		0.02
(Gains) Losses from divestiture	—		(0.08)
Income tax effect	(0.02)		0.10
NON-GAAP EARNINGS PER SHARE	$0.86	+/- 5 cents	$3.25	+/- 5 cents

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended		Nine Months Ended
(In Millions, Except Per Share Amounts)	Sep 30, 2017	Oct 1, 2016	Sep 30, 2017	Oct 1, 2016

GAAP NET REVENUE	$16,149	$15,778	$45,708	$43,013
Deferred revenue write-down	—	—	—	99
NON-GAAP NET REVENUE	$16,149	$15,778	$45,708	$43,112

GAAP GROSS MARGIN	$10,057	$9,983	$28,302	$26,086
Deferred revenue write-down, net of cost of sales	—	—	—	64
Inventory valuation	27	—	27	387
Amortization of acquisition-related intangibles	243	235	650	705
NON-GAAP GROSS MARGIN	$10,327	$10,218	$28,979	$27,242

GAAP GROSS MARGIN PERCENTAGE	62.3%	63.3%	61.9%	60.6%
Deferred revenue write-down, net of cost of sales	—%	—%	—%	—%
Inventory valuation	0.1%	—%	0.1%	0.9%
Amortization of acquisition-related intangibles	1.5%	1.5%	1.4%	1.7%
NON-GAAP GROSS MARGIN PERCENTAGE	63.9%	64.8%	63.4%	63.3%

GAAP R&D PLUS MG&A SPENDING	$4,889	$5,075	$15,448	$15,699
Other acquisition-related charges	(113)	—	(113)	(100)
NON-GAAP R&D PLUS MG&A SPENDING	$4,776	$5,075	$15,335	$15,599

GAAP OPERATING INCOME	$5,115	$4,462	$12,541	$8,348
Deferred revenue write-down, net of cost of sales	—	—	—	64
Inventory valuation	27	—	27	387
Amortization of acquisition-related intangibles	292	309	774	958
Restructuring and other charges	4	372	189	1,786
Other acquisition-related charges	113	—	113	100
NON-GAAP OPERATING INCOME	$5,551	$5,143	$13,644	$11,643

GAAP TAX RATE	23.8%	21.8%	28.1%	20.5%
Adjustment for the divestiture of Intel Security	—%	—%	(5.1)%	—%
NON-GAAP TAX RATE	23.8%	21.8%	23.0%	20.5%

GAAP NET INCOME	$4,516	$3,378	$10,288	$6,754
Deferred revenue write-down, net of cost of sales	—	—	—	64
Inventory valuation	27	—	27	387
Amortization of acquisition-related intangibles	292	309	774	958
Restructuring and other charges	4	372	189	1,786
Other acquisition-related charges	113	—	113	100
(Gains) Losses from divestiture	—	—	(387)	—
Income tax effect	(104)	(173)	568	(675)
NON-GAAP NET INCOME	$4,848	$3,886	$11,572	$9,374

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.94	$0.69	$2.12	$1.39
Deferred revenue write-down, net of cost of sales	—	—	—	0.01
Inventory valuation	0.01	—	0.01	0.08
Amortization of acquisition-related intangibles	0.06	0.06	0.16	0.19
Restructuring and other charges	—	0.08	0.04	0.37
Other acquisition-related charges	0.02	—	0.02	0.02
(Gains) Losses from divestiture	—	—	(0.08)	—
Income tax effect	(0.02)	(0.03)	0.12	(0.14)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$1.01	$0.80	$2.39	$1.92

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP CASH AND CASH EQUIVALENTS TO NON-GAAP GROSS CASH
Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

(In Millions)	Sep 30, 2017	Jul 1, 2017	Dec 31, 2016

GAAP CASH AND CASH EQUIVALENTS	$9,075	$11,687	$5,560
Short-term investments	1,446	3,158	3,225
Trading assets	6,983	11,084	8,314
Total cash investments	$17,504	$25,929	17,099

GAAP OTHER LONG-TERM INVESTMENTS	$3,844	$4,481	$4,716
Loans receivable and other	894	3,355	996
Reverse repurchase agreements with original maturities greater than approximately three months	250	250	250
NON-GAAP OTHER LONGER TERM INVESTMENTS	$4,988	$8,086	$5,962
NON-GAAP GROSS CASH	$22,492	$34,015	$23,061